EXHIBIT 1.2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of the Amendment No. 5 to Schedule 13D to which this Agreement is an exhibit (and any further amendment filed by them) with respect to the shares of Common Stock, par value $0.001 per share, of Intermix Media, Inc.

This agreement may be executed simultaneously in any number of counterparts, all of which together shall constitute one and the same instrument.

Dated: October 10, 2005

VP ALPHA HOLDINGS IV, L.L.C.		VANTAGEPOINT VENTURE
PARTNERS IV, L.P.
By: VantagePoint Venture Associates IV,		By: VantagePoint Venture Associates IV,
L.L.C.		L.L.C.
its Managing Member		Its General Partner

By:	/s/ Alan E. Salzman	By:	/s/ Alan E. Salzman
Name: Alan E. Salzman,		Name: Alan E. Salzman,
Managing Member		Managing Member

VANTAGEPOINT VENTURE		VANTAGEPOINT VENTURE
ASSOCIATES IV, L.L.C.		PARTNERS IV PRINCIPALS FUND, L.P.
By: VantagePoint Venture Associates IV,
By:	/s/ Alan E. Salzman	L.L.C.
Name: Alan E. Salzman,		Its General Partner
Managing Member
		By:	/s/ Alan E. Salzman
Name: Alan E. Salzman,
VANTAGEPOINT VENTURE		Managing Member
PARTNERS IV (Q), L.P.
By: VantagePoint Venture Associates IV,		/s/ James D. Marver
L.L.C.,		James D. Marver
Its General Partner
/s/ Alan E. Salzman
By:	/s/ Alan E. Salzman	Alan E. Salzman
Name: Alan E. Salzman,
Managing Member